EXHIBIT 31.3

CERTIFICATION

I, Joe F. Sanderson, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Sanderson Farms, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Joe F. Sanderson, Jr.
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

February 28, 2022